UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 266–8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item. 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2017 Annual Meeting of Stockholders of Catalyst Biosciences, Inc. (the “Company”) held on June 15, 2017 (the “Annual Meeting”), the stockholders of the Company approved an amendment and restatement of the Catalyst Biosciences, Inc. 2015 Stock Incentive Plan (the “2015 Plan”), thereby increasing the number of shares available for issuance under the 2015 Plan by 950,000 shares, increasing the 162(m) annual grant limits and changing the non-employee director annual grant limits to apply to both cash fees and equity awards. The amendment and restatement of the 2015 Plan had previously been approved by the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board, subject to stockholder approval.

The foregoing description of the amendment and restatement of the 2015 Plan is only a summary and is qualified in its entirety by reference by the full text of the 2015 Plan, as amended and restated, which is attached as Appendix A to the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 18, 2017, and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

The disclosure set forth under Proposal 1 and Proposal 2 in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were 2,975,218 shares represented to vote either in person or by proxy, or 69.8% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors.

Jeff Himawan, Ph.D. and John P. Richard were elected as Class II directors for a term of three years. The voting for each director was as follows:

	For	Withheld	Broker Non-Vote
Jeff Himawan, Ph.D.	1,134,567	116,664	1,723,987
John P. Richard	1,144,225	107,006	1,723,987

Proposal 2: An amendment and restatement of the 2015 Plan to increase the authorized shares available for issuance under the 2015 Plan by 950,000 shares, to increase the 162(m) annual grant limits and to change the non-employee director annual grant limits to apply to both cash fees and equity awards.

The amendment and restatement of the 2015 Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote
1,048,360	201,243	1,628	1,723,987

Proposal 3: Say on Pay – An advisory vote on the approval of executive compensation.

The Company’s executive compensation was approved on a non-binding, advisory basis based upon the following votes:

For	Against	Abstain	Broker Non-Vote
1,070,271	132,247	48,713	1,723,987

Proposal 4: Say on Pay Frequency – An advisory vote on whether a stockholder advisory vote on the approval of the Company’s executive compensation should occur every one, two or three years.

A stockholder advisory vote every one year on the approval of the Company’s executive compensation was approved on a non-binding, advisory basis based upon the following votes:

1 Year	2 Years	3 Years	Abstain
828,609	11,051	268,496	143,075

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm for the Company for the Current Fiscal Year.

The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for fiscal year 2017 was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Vote
2,872,583	98,530	4,105	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1*	Catalyst Biosciences, Inc. (formerly Targacept, Inc.) 2015 Stock Incentive Plan (as Amended and Restated Effective June 15, 2017) (incorporated by reference to Appendix A of the definitive proxy statement for the Annual Meeting filed by the Company on May 18, 2017).

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.
Date: June 16, 2017
/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1*	Catalyst Biosciences, Inc. (formerly Targacept, Inc.) 2015 Stock Incentive Plan (as Amended and Restated Effective June 15, 2017) (incorporated by reference to Appendix A of the definitive proxy statement for the Annual Meeting filed by the Company on May 18, 2017).

* Management contract or compensatory plan or arrangement.